UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2025

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1000 Lowes Blvd., Mooresville, NC	28117
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2025, Lowe’s Companies, Inc. (the “Company”) issued an aggregate of $5.0 billion of unsecured notes, consisting of $650 million aggregate principal amount of its 3.950% Notes due October 15, 2027 (the “2027 Notes”), $750 million aggregate principal amount of its 4.000% Notes due October 15, 2028 (the “2028 Notes”), $1.1 billion aggregate principal amount of its 4.250% Notes due March 15, 2031 (the “2031 Notes”), $1.3 billion aggregate principal amount of its 4.500% Notes due October 15, 2032 (the “2032 Notes”) and $1.2 billion aggregate principal amount of its 4.850% Notes due October 15, 2035 (the “2035 Notes” and, together with the 2027 Notes, the 2028 Notes, the 2031 Notes and the 2032 Notes, the “Notes”). The Company received net proceeds, after expenses and the underwriting discount, of approximately $4.97 billion from the issuance of the Notes.

The Notes are governed by and were issued pursuant to the terms of an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association as successor trustee (the “Trustee”), as supplemented by a Twenty-Third Supplemental Indenture, dated as of September 30, 2025, between the Company and the Trustee (the “Twenty-Third Supplemental Indenture” and, the Base Indenture as supplemented by the Twenty-Third Supplemental Indenture, the “Indenture”).

The Notes are unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Indenture contains covenants restricting the issuance of debt by the Company’s subsidiaries but does not restrict the Company from incurring additional indebtedness. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of any series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2027 Notes will mature on October 15, 2027, the 2028 Notes will mature on October 15, 2028, the 2031 Notes will mature on March 15, 2031, the 2032 Notes will mature on October 15, 2032 and the 2035 Notes will mature on October 15, 2035, in each case, unless earlier redeemed or repurchased by the Company. The 2027 Notes will bear interest at a rate of 3.950% per annum, the 2028 Notes will bear interest at a rate of 4.000% per annum, the 2031 Notes will bear interest at a rate of 4.250% per annum, the 2032 Notes will bear interest at a rate of 4.500% per annum and the 2035 Notes will bear interest at a rate of 4.850% per annum. The Company will pay interest on the 2027 Notes, the 2028 Notes, the 2032 Notes and the 2035 Notes semiannually in arrears on each April 15 and October 15, commencing April 15, 2026. The Company will pay interest on the 2031 Notes semiannually in arrears on each March 15 and September 15, commencing March 15, 2026. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests will be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

Optional Redemption

Prior to September 15, 2028 with respect to the 2028 Notes, February 15, 2031 with respect to the 2031 Notes, August 15, 2032 with respect to the 2032 Notes and July 15, 2035 with respect to the 2035 Notes (each such date, a “Par Call Date”) and, with respect to the 2027 Notes, the maturity date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that the Notes matured on the applicable Par Call Date or, in the case of the 2027 Notes, the maturity date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate

(as defined in the Twenty-Third Supplemental Indenture) plus 10 basis points (with respect to the 2027 Notes), 10 basis points (with respect to the 2028 Notes), 10 basis points (with respect to the 2031 Notes), 15 basis points (with respect to the 2032 Notes) or 15 basis points (with respect to the 2035 Notes), less (b) interest accrued on such Notes to redemption date, and (2) 100% of the principal amount of the applicable Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable Par Call Date, the Company may redeem the applicable series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Special Mandatory Redemption

The offering was not contingent upon the consummation of the Company’s previously announced acquisition of the business of Foundation Building Materials, Inc. pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) among the Company, ASP FLAG Parent Holdings, Inc., a Delaware corporation and ASP Flag Holdings LP, a Delaware limited partnership (the “FBM Acquisition”). However, if the Company does not consummate the FBM Acquisition on or prior to August 19, 2027 or if, on or prior to such date, the Purchase Agreement is terminated, then the Company will be required to redeem all of the Notes of each series at a redemption price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the special mandatory redemption date.

Change of Control Offer to Purchase

In addition, if a Change of Control Triggering Event (as defined in the Twenty-Third Supplemental Indenture) occurs with respect to a series of Notes, the holders of such Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes of such series at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the date of purchase (unless the Company has exercised its right to redeem the Notes within 30 days of the Change of Control Triggering Event).

The foregoing descriptions of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 4.1 through 4.7 and incorporated herein by reference.

Item 8.01	Other Events.

On September 23, 2025, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (together, the “Underwriters”), to sell to the Underwriters, who severally agreed to purchase, the Notes. The offer and sale of the Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (File No. 333-280893) filed with the Securities and Exchange Commission on July 19, 2024, including the prospectus forming a part of the registration statement and a prospectus supplement dated September 23, 2025.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of September 23, 2025, among BofA Securities, Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association as successor trustee) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 15, 1995).

4.2	Twenty-Third Supplemental Indenture, dated as of September 30, 2025, between Lowe’s Companies, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association as successor trustee).

4.3	Form of 3.950% Notes due October 15, 2027 (included in Exhibit 4.2).

4.4	Form of 4.000% Notes due October 15, 2028 (included in Exhibit 4.2).

4.5	Form of 4.250% Notes due March 15, 2031 (included in Exhibit 4.2).

4.6	Form of 4.500% Notes due October 15, 2032 (included in Exhibit 4.2).

4.7	Form of 4.850% Notes due October 15, 2035 (included in Exhibit 4.2)

5.1	Opinion of Moore & Van Allen PLLC.

5.2	Opinion of Freshfields US LLP.

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

23.2	Consent of Freshfields US LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: September 30, 2025	By:	/s/ Juliette W. Pryor
Juliette W. Pryor
Executive Vice President, Chief Legal Officer & Corporate Secretary